Exhibit 21
                                                               ----------



                  LIST OF SUBSIDIARIES OF
            METROMEDIA INTERNATIONAL GROUP, INC.
            ------------------------------------
               (f/k/a The Actava Group, Inc.)

Snapper, Inc.
     Snapper Lawn Equipment (UK)
     Northeast Snapper Distributing, Inc.
Actava Financial Ltd.
Aliso Management Co., Inc.
Actava SHL, Inc.
Metromedia International Telecommunications, Inc. (f/k/a
MITI Merger Corp.)
     International Telcell, Inc.
          Digital Dubbing Services, Inc.
          International Telcell Services, Inc.
               International Telcell Services, GmbH
                         Paging One Services, GmbH
          International Telcell SPS, Inc.
          Metromedia International Programming Services,
Inc.
     International Telcell Telephony, Inc.
     MITI Holdings, Inc.
     Metromedia International Inc.
          Metromedia International Marketing, Inc.
          MII Services, Inc.
          Metromedia Katusha, Inc.
     Metromedia Asia, Ltd.
          Metromedia Asia Paging Limited
          Metromedia Asia Telephony Limited
Tag Holdings, Inc.
American Seating Credit Corporation
Actava Risk Retention Group (Captive Insurance Co. of
Georgia, Inc.)
Aliso Meadows Ltd. (limited partnership)
Sienna Plantation Ltd. (limited partnership)
Orion Pictures Corp. (f/k/a OPC Merger Corp.)
     Musicways, Inc.
     Orion Home Entertainment Corporation
     Orion Music Publishing, Inc.
     Orion Pictures Distribution Corporation
          OPC Music Publishing
          Donna Music Publishing
          FP Productions
               Buckminster Music
               Brighton Productions, Inc.




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          Orion Pictures Development (Canada)
     Orion Productions, Inc.
     MCEG Sterling Administrations
     Orion TV Productions, Inc.
     MCEG Sterling Entertainment, Inc.
          Hollytubs Company (limited partnership)
     MCEG Sterling Computer Services
     MCEG Sterling Productions
          MCEG Sterling Development
               SID Productions, Inc.
     American International Pictures, Inc.
     Mintaka Films, B.V.
Actava Insurance Co., Ltd. (Bermuda)
Sterling Entertainment 11
Media Resources Credit Corporation
Manson Sub
Virgin Vision, Inc.